Exhibit 99.1

NextTrip Taps Dooya Media Group To Launch Compass.TV

Dynamic Content-to-Commerce FAST Channel Reinvents Monetization Models

Sunrise, FL – July 18, 2024 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “we,” “our,” or the “Company”), a travel technology company, today announced that it has partnered with OTT (“over-the-top”) services company Dooya Media Group (DMG) to deliver Compass.TV, an owned and operated travel discovery channel and app that seamlessly translates content into commerce opportunities using the NextTrip Booking Engine.

The channel aims to be the premier go-to source for travel information, inspiration, and entertainment. Compass.TV enables viewers to virtually explore places they have always wanted to visit through the eyes of experienced globetrotters and stories shared by local insiders. The channel will also spotlight various accommodation types, local foods, and must-visit spots to help viewers create a memorable travel itinerary, part of an end-to-end content ecosystem designed to capture advertising, build brand awareness, reward loyalty and drive bookings linked to NextTrip’s Travel Magazine and forthcoming MyBucketList platform.

“Compass.TV is an innovative step that we believe is poised to disrupt the tourism industry,” said Bill Kerby, CEO of NextTrip. “In addition to serving as an entertainment platform, Compass.TV is designed to equip viewers with practical knowledge and insights to plan their future trips without leaving home. We are thrilled to partner with Dooya, particularly given their deep industry relationships and expertise in expanding revenue streams. We are very excited to work alongside them to create and distribute this new premium FAST (“free ad-supported streaming television”) channel at the vanguard of this growing market.”

Aggregating connected content for the travel industry, Compass.TV offers curated and personalized content to prospective travelers and travel enthusiasts. The FAST channel promotes travel bookings and inspires adventures while enhancing partner brand visibility and driving advertising revenue, setting a new standard for travel discovery and engagement. Compass.TV will feature authentic, high-quality influencer-led content that covers elaborate travel documentaries, virtual tours of mesmerizing destinations, practical travel tips, and unscripted shows that uncover the diverse cultures of the world, all easily accessible and free for viewers.

Slated to go live in September 2024, Compass.TV will be available to watch on numerous digital platforms, including iOS and Android applications and web browsers. In the months following the launch, NextTrip plans to extend Compass.TV’s availability to key partners such as Roku, Apple TV and Amazon Fire TV.

“How we deliver content to audiences has changed dramatically over the last few years,” commented John T. Wells, Dooya Media Group CEO. “Custom OTT Ad-supported models, led by FAST, are increasingly prevalent. The FAST business model has been borne out—growth has been explosive—and we are now seeing ultra-premium content with commerce move into the FAST ecosystem. We foresee that our partnership with NextTrip setting a new benchmark for the travel industry.”

About Dooya

Dooya Media Group, Inc. (DMG) offers end-to-end OTT production and management services, including ingestion, packaging and distribution. The company’s next generation tech integration process creates superior data-driven solutions to better monetize Free Access Streaming Television (FAST) Channels. In addition, the company optimizes content for Ad-Supported Video on Demand (AVOD) Streaming and Subscription Video on Demand (SVOD) environments. The company’s proprietary methods bring efficiencies that allow for flexible, organic business models, yielding better reach for advertisers and higher revenue for content owners. DMG partners with 100+ quality content providers and 60+ OTT platform partners, including all the majors—The Roku Channel, Tubi TV, Pluto TV, PLEX, and VIX. For more information, visit https://dooya.tv/

About NextTrip

NextTrip (NASDAQ: NTRP) is a technology-driven platform delivering innovative travel booking and travel media solutions. NextTrip Leisure provides individual and group travelers with vacations to the most popular and sought-after destinations in Mexico, the Caribbean and across the world. NextTrip Media platform - Travel Magazine offers a social media platform for viewers to explore, educate and share with friends their “bucket list” travel. Additionally, NextTrip is launching an end-to-end content ecosystem that uses AI assisted travel planning, capturing advertising, building brand awareness, rewarding loyalty and driving bookings. For more information and to book a trip, visit www.nexttrip.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including continuing risks relating to the Company’s acquisition of the NextTrip business. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, integration and other post-closing matters related to the NextTrip acquisition; changes in the relationship with Dooya; market acceptance and interest in Compass.TV and its content; the company’s ability to extend access to Compass.TV’s to key partners’ platforms; changes in domestic and foreign business, market, financial, political and legal conditions; unanticipated conditions that could adversely affect the company or the expected benefits of the NextTrip acquisition; failure to realize the anticipated benefits thereof; the overall level of consumer demand for NextTrip’s products/services; general economic conditions and other factors affecting consumer confidence, preferences, and behavior in the travel industry; disruption and volatility in the global currency, capital, and credit markets; the financial strength of NextTrip’s customers; NextTrip’s ability to implement its business strategy; changes in governmental regulation; NextTrip’s exposure to litigation claims and other loss contingencies; stability of consumer demand for NextTrip’s products; any breaches of, or interruptions in, NextTrip’s information systems; fluctuations in the price, availability and quality of products as well as foreign currency fluctuations; NextTrip’s ability to maintain its Nasdaq listing; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. NextTrip disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by applicable law. For additional information regarding risks and uncertainties that could impact NextTrip’s forward-looking statements, please see disclosures contained in the Definitive Proxy Statement filed with the SEC on December 1, 2023 and our other filings with the SEC which may be viewed at www.sec.gov.

Contacts

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

NTRP@mzgroup.us

www.mzgroup.us